EXHIBIT 99.1

Stone Tan China Acquisition Corp. to Hold Investor Conference Call on Wednesday, September 9, 2009 at 11:00 AM ET to Discuss Recent Announcement to Form Three Entities in the Non-Bank Financial Services Industry

New York, NY, September 3, 2009 – Stone Tan China Acquisition Corp. (“Stone Tan” or the “Company”) (OTCBB: STTA), announced today that management of Stone Tan will conduct a financial community conference call to discuss its recent announcement that it will seek stockholder approval to fund up to three separate newly-formed entities established under the laws of the People’s Republic of China (“PRC”) to operate in the non-bank financial services industry targeting the needs of small and medium sized enterprises .

The call will take place on Wednesday, September 9, 2009 at 11:00am ET. The dial-in numbers are:

(866) 832-6356 (US)

(706) 758-7383 (International)

A recorded replay of the call will be available until 11:00 PM Eastern Time on September 11, 2009.  Listeners may dial 800-642-1687 (Domestic) or 706-645-9291 (International) and use the code 28795804 for the replay.

The Company will file its investor presentation with the SEC later today.

About Stone Tan China Acquisition Corp.

Stone Tan is a public blank check company organized as a corporation under the laws of the State of Delaware on January 24, 2007. It was formed to effect a business combination with an unidentified operating business having its operations in the PRC. In October 2007, it consummated its IPO from which it derived gross proceeds of $264 million, including proceeds from the exercise of the underwriters’ over-allotment option. $260 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of Stone Tan’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, Stone Tan has not engaged in any business to date.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Stone Tan’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Stone Tan’s expectations with respect to future performance, its ability to consummate the acquisition of interests in all three of the PRC entities, anticipated financial impacts of the acquisition, approval of the acquisition by stockholders and the satisfaction of the closing conditions to the acquisition.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (i) general economic conditions in the PRC; (ii) legislative and regulatory changes affecting the PRC entities, (iii) ability to retain qualified management and key personnel, (iv) delays, complications and problems in starting a new business venture, (v) liquidity issues, and (vi) defaults on loans and other financial accommodations provided by the PRC entities. Stone Tan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Stone Tan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Stone Tan and the PRC entities, the acquisition, the related transactions or other matters and attributable to Stone Tan or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Stone Tan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stone Tan  does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Stone Tan has filed a preliminary proxy statement concerning the proposed transaction, which is subject to review by the SEC. Stone Tan stockholders and warrant holders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Stone Tan, the PRC entities and the proposed transaction. Such persons can also read Stone Tan’s final prospectus dated October 15, 2007 and other SEC filings for a description of the security holdings of the Stone Tan officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrant holders as of a record date to be established for voting on the proposed transaction. Stone Tan’s stockholders and warrant holders will be able to obtain a free copy of Stone Tan’s filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Stone Tan China Acquisition Corp., Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road. Kowloon, Hong Kong.

Participation in Solicitation

Stone Tan and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of Stone Tan securities in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction when it becomes available and Stone Tan’s Annual Reports on Form 10-K as filed with the SEC, and Stone Tan’s Quarterly Reports on Form 10-Q as filed with the SEC, and any other Stone Tan filing with the SEC.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Stone Tan, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Stone Tan China Acquisition Corporation

Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road, Hong Kong

Mr. James Huang

Telephone: (858) 531-1591